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                                   EXHIBIT j.

                    Consent of Independent Public Accountants


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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this Registration Statement File No. 2-94211 for Hartford Mortgage Securities HLS Fund, Inc. on Form N-1A.

                                                     /s/ Arthur Andersen LLP

Hartford, Connecticut
April 21, 2000